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                                   Exhibit 1

                            Joint Filing Agreement


     The undersigned acknowledge and agree that the Schedule 13D relating to the common stock, par value $.01 per share, of Successories, Inc. (the "Schedule") to which this Agreement is attached as Exhibit A may be filed on behalf of each of the undersigned. Each of the undersigned constitutes John A. Hocevar, with full power of substitution and resubstitution, as his, her or its attorney-in-fact to sign for the undersigned and in the name, place and stead of the undersigned, the Schedule and any and all amendments and exhibits thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do, hereby approving the acts of said attorney and any such substitute.


                                        /s/ John A. Hocevar
                                        -------------------
                                        John A. Hocevar,


                                        /s/ Barbara Hocevar
                                        -------------------
                                        Barbara Hocevar


                                        809 Investors LLC


                                        By: /s/ John A. Hocevar
                                            -----------------------
                                        John A Hocevar, Sole Member


                                        DPG Inc.


                                        By: /s/ John A. Hocevar
                                           --------------------
                                        Name: John A. Hocevar
                                        Its: Chairman

Dated: April 20, 2001